Sun Industry Standards Source License - Version 1.1

1.0 DEFINITIONS

1.1 "Commercial Use" means distribution or otherwise making the Original Code available to a third party.

1.2 "Contributor Version" means the combination of the Original Code, and the Modifications made by that particular Contributor.

1.3 "Electronic Distribution Mechanism" means a mechanism generally accepted in the software development community for the electronic transfer of data.

1.4 "Executable" means Original Code in any form other than Source Code.

1.5 "Initial Developer" means the individual or entity identified as the Initial Developer in the Source Code notice required by Exhibit A.

1.6 "Larger Work" means a work which combines Original Code or portions thereof with code not governed by the terms of this License.

1.7 "License" means this document.

1.8 "Licensable" means having the right to grant, to the maximum extent possible, whether at the time of the initial grant or subsequently acquired, any and all of the rights conveyed herein.

1.9 "Modifications" means any addition to or deletion from the substance or structure of either the Original Code or any previous Modifications. A Modification is:

  A. Any addition to or deletion from the contents of a file containing Original Code or previous Modifications.

  B. Any new file that contains any part of the Original Code or previous Modifications.

1.10 "Original Code" means Source Code of computer software code which is described in the Source Code notice required by Exhibit A as Original Code.

1.11 "Patent Claims" means any patent claim(s), now owned or hereafter acquired, including without limitation, method, process, and apparatus claims, in any patent Licensable by grantor.

1.12 "Source Code" means the preferred form of the Original Code for making modifications to it, including all modules it contains, plus any associated interface definition files, or scripts used to control compilation and installation of an Executable.

1.13 "Standards" means the standards identified in Exhibit B.

1.14 "You" (or "Your") means an individual or a legal entity exercising rights under, and complying with all of the terms of, this License or a future version of this License issued under Section 6.1. For legal entities, "You'' includes any entity which controls, is controlled by, or is under common control with You. For purposes of this definition, "control'' means (a) the power, direct or indirect, to cause the direction or management of such entity, whether by contract or otherwise, or (b) ownership of more than fifty percent (50%) of the outstanding shares or beneficial ownership of such entity.

2.0 SOURCE CODE LICENSE

2.1 The Initial Developer Grant
The Initial Developer hereby grants You a world-wide, royalty-free, non-exclusive license, subject to third party intellectual property claims:

  (a) under intellectual property rights (other than patent or trademark) Licensable by Initial Developer to use, reproduce, modify, display, perform, sublicense and distribute the Original Code (or portions thereof) with or without Modifications, and/or as part of a Larger Work; and

  (b) under Patents Claims infringed by the making, using or selling of Original Code, to make, have made, use, practice, sell, and offer for sale, and/or otherwise dispose of the Original Code (or portions thereof).

  (c) the licenses granted in this Section 2.1(a) and (b) are effective on the date Initial Developer first distributes Original Code under the terms of this License.

  (d) Notwithstanding Section 2.1(b) above, no patent license is granted: 1) for code that You delete from the Original Code; 2) separate from the Original Code; or 3) for infringements caused by: i) the modification of the Original Code or ii) the combination of the Original Code with other software or devices, including but not limited to Modifications.

3.0 DISTRIBUTION OBLIGATIONS

3.1 Application of License.
The Source Code version of Original Code may be distributed only under the terms of this License or a future version of this License released under Section 6.1, and You must include a copy of this License with every copy of the Source Code You distribute. You may not offer or impose any terms on any Source Code version that alters or restricts the applicable version of this License or the recipients' rights hereunder. Your license for shipment of the Contributor Version is conditioned upon Your full compliance with this Section. The Modifications which You create must comply with all requirements set out by the Standards body in effect one hundred twenty (120) days before You ship the Contributor Version. In the event that the Modifications do not meet such requirements, You agree to publish either (i) any deviation from the Standards protocol resulting from implementation of Your Modifications and a reference implementation of Your Modifications or (ii) Your Modifications in Source Code form, and to make any such deviation and reference implementation or Modifications available to all third parties under the same terms as this license on a royalty free basis within thirty (30) days of Your first customer shipment of Your Modifications.

3.2 Required Notices.
You must duplicate the notice in Exhibit A in each file of the Source Code. If it is not possible to put such notice in a particular Source Code file due to its structure, then You must include such notice in a location (such as a relevant directory) where a user would be likely to look for such a notice. If You created one or more Modification(s) You may add Your name as a Contributor to the notice described in Exhibit A. You must also duplicate this License in any documentation for the Source Code where You describe recipients' rights or ownership rights relating to Initial Code. You may choose to offer, and to charge a fee for, warranty, support, indemnity or liability obligations to one or more recipients of Your version of the Code. However, You may do so only on Your own behalf, and not on behalf of the Initial Developer. You must make it absolutely clear than any such warranty, support, indemnity or liability obligation is offered by You alone, and You hereby agree to indemnify the Initial Developer for any liability incurred by the Initial Developer as a result of warranty, support, indemnity or liability terms You offer.

3.3 Distribution of Executable Versions.
You may distribute Original Code in Executable and Source form only if the requirements of Sections 3.1 and 3.2 have been met for that Original Code, and if You include a notice stating that the Source Code version of the Original Code is available under the terms of this License. The notice must be conspicuously included in any notice in an Executable or Source versions, related documentation or collateral in which You describe recipients' rights relating to the Original Code. You may distribute the Executable and Source versions of Your version of the Code or ownership rights under a license of Your choice, which may contain terms different from this License, provided that You are in compliance with the terms of this License. If You distribute the Executable and Source versions under a different license You must make it absolutely clear that any terms which differ from this License are offered by You alone, not by the Initial Developer. You hereby agree to indemnify the Initial Developer for any liability incurred by the Initial Developer as a result of any such terms You offer.

3.4 Larger Works.
You may create a Larger Work by combining Original Code with other code not governed by the terms of this License and distribute the Larger Work as a single product. In such a case, You must make sure the requirements of this License are fulfilled for the Original Code.

4.0 INABILITY TO COMPLY DUE TO STATUTE OR REGULATION

If it is impossible for You to comply with any of the terms of this License with respect to some or all of the Original Code due to statute, judicial order, or regulation then You must: (a) comply with the terms of this License to the maximum extent possible; and (b) describe the limitations and the code they affect. Such description must be included in the LEGAL file described in Section 3.2 and must be included with all distributions of the Source Code. Except to the extent prohibited by statute or regulation, such description must be sufficiently detailed for a recipient of ordinary skill to be able to understand it.

5.0 APPLICATION OF THIS LICENSE

This License applies to code to which the Initial Developer has attached the notice in Exhibit A and to related Modifications as set out in Section 3.1.

6.0 VERSIONS OF THE LICENSE

6.1 New Versions.
Sun may publish revised and/or new versions of the License from time to time. Each version will be given a distinguishing version number.

6.2 Effect of New Versions.
Once Original Code has been published under a particular version of the License, You may always continue to use it under the terms of that version. You may also choose to use such Original Code under the terms of any subsequent version of the License published by Sun. No one other than Sun has the right to modify the terms applicable to Original Code.

7.0 DISCLAIMER OF WARRANTY

ORIGINAL CODE IS PROVIDED UNDER THIS LICENSE ON AN "AS IS" BASIS, WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES THAT THE ORIGINAL CODE IS FREE OF DEFECTS, MERCHANTABLE, FIT FOR A PARTICULAR PURPOSE OR NON-INFRINGING. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE ORIGINAL CODE IS WITH YOU. SHOULD ANY ORIGINAL CODE PROVE DEFECTIVE IN ANY RESPECT, YOU (NOT THE INITIAL DEVELOPER) ASSUME THE COST OF ANY NECESSARY SERVICING, REPAIR OR CORRECTION. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE. NO USE OF ANY ORIGINAL CODE IS AUTHORIZED HEREUNDER EXCEPT UNDER THIS DISCLAIMER.

8.0 TERMINATION

8.1 This License and the rights granted hereunder will terminate automatically if You fail to comply with terms herein and fail to cure such breach within 30 days of becoming aware of the breach. All sublicenses to the Original Code which are properly granted shall survive any termination of this License. Provisions which, by their nature, must remain in effect beyond the termination of this License shall survive.

8.2 In the event of termination under Section 8.1 above, all end user license agreements (excluding distributors and resellers) which have been validly granted by You or any distributor hereunder prior to termination shall survive termination.

9.0 LIMIT OF LIABILITY

UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, WHETHER TORT (INCLUDING NEGLIGENCE), CONTRACT, OR OTHERWISE, SHALL YOU, THE INITIAL DEVELOPER, ANY OTHER CONTRIBUTOR, OR ANY DISTRIBUTOR OF ORIGINAL CODE, OR ANY SUPPLIER OF ANY OF SUCH PARTIES, BE LIABLE TO ANY PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF SUCH PARTY SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM SUCH PARTY'S NEGLIGENCE TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS EXCLUSION AND LIMITATION MAY NOT APPLY TO YOU.

10.0 U.S. GOVERNMENT END USERS

U.S. Government: If this Software is being acquired by or on behalf of the U.S. Government or by a U.S. Government prime contractor or subcontractor (at any tier), then the Government's rights in the Software and accompanying documentation shall be only as set forth in this license; this is in accordance with 48 C.F.R. 227.7201 through 227.7202-4 (for Department of Defense (DoD) acquisitions) and with 48 C.F.R. 2.101 and 12.212 (for non-DoD acquisitions).

11.0 MISCELLANEOUS

This License represents the complete agreement concerning subject matter hereof. If any provision of this License is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. This License shall be governed by California law provisions (except to the extent applicable law, if any, provides otherwise), excluding its conflict-of-law provisions. With respect to disputes in which at least one party is a citizen of, or an entity chartered or registered to do business in the United States of America, any litigation relating to this License shall be subject to the jurisdiction of the Federal Courts of the Northern District of California, with venue lying in Santa Clara County, California, with the losing party responsible for costs, including without limitation, court costs and reasonable attorneys' fees and expenses. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. Any law or regulation which provides that the language of a contract shall be construed against the drafter shall not apply to this License.

EXHIBIT A - Sun Standards License

"The contents of this file are subject to the Sun Standards
License Version 1.1 (the "License");
You may not use this file except in compliance with the
License. You may obtain a copy of the
License at _______________________________.

Software distributed under the License is distributed on
an "AS IS" basis, WITHOUT WARRANTY OF ANY KIND, either
express or implied. See the License for the specific
language governing rights and limitations under the License.

The Original Code is ______________________________________.

The Initial Developer of the Original Code is:
Sun Microsystems, Inc..

Portions created by: _______________________________________

are Copyright (C): _______________________________________

All Rights Reserved.

Contributor(s): _______________________________________

EXHIBIT B - Standards

The Standard is defined as the following:

OpenOffice.org XML File Format Specification, located at http://xml.openoffice.org

OpenOffice.org Application Programming Interface Specification, located at
http://api.openoffice.org